SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM 8-K
                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  May 18, 1995

                       DUNES HOTELS AND CASINOS INC.
(Exact name of registrant as specified in charter)

                                 New York
(State or other jurisdiction of incorporation)

         1-4385                              11-1687244
(Commission File Number)       (IRS Employer Identification No.)

4045 South Spencer, Suite 206, Las Vegas, Nevada         89119
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code (702) 732-7474

                              Not Applicable
(Former name or former address, if changed since last report)


Item 5.   OTHER EVENTS.

     As previously reported by this registrant in its SEC Form 10-Q for the Quarter Ended March 31, 1995 and in other filings, Dunes Hotels and Casinos Inc. (the Company ) is involved in litigation with San Antonio Savings Association ( SASA ) and The Resolution Trust Corporation ( RTC ) (collectively hereinafter
 SASA/RTC ).

     The Company s wholly owned subsidiary, Continental
California Corporation ( Continental ) owns four parcels of unimproved land, not contiguous, located northwest of the City of San Diego, California. Continental s land is encumbered by a Deed of Trust in favor of SASA.

     As previously reported, after recording a Notice of Default and Election to Sell on November 28, 1994, on April 26, 1995, Continental received a Notice of Trustee s Sale Under Deed of Trust scheduling a trustee sale of Continental s property for May 19, 1995 at 9:00 A.M. The Company, which had previously commenced an action against SASA/RTC in the United States District Court, Southern District of California (Case No. 95-0139R (RBB)), sought a Preliminary Injunction against the Trustee s Sale on Continental s property. On April 3, 1995, the United States District Court denied the Motion for Preliminary Injunction and, again, on May 8, 1995, denied the Company s Motion for Injunction Pending Appeal. The Company then sought stay relief from the United States Court of Appeals for the Ninth Circuit. On May 18, 1995, the United States Court of Appeals denied the Company s stay relief request.

     Because the Trustee s Sale is scheduled for May 19, 1995, and Continental s land would otherwise be subject to sale on that date, Continental filed a Petition for Relief Under Chapter 11 of the United States Bankruptcy Code on May 18, 1995. The Petition for Relief was filed in the United States District Court, District of Nevada, Case No. 95-21992 LBR.



                                SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  DUNES HOTELS AND CASINOS INC.
                                            (Registrant)




Dated:  May 24, 1995              By: /s/ James H. Dale
                                      James H. Dale, Treasurer